Exhibit 10.2

AMENDED AND RESTATED SECURITY AND PLEDGE AGREEMENT

THIS AMENDED AND RESTATED SECURITY AND PLEDGE AGREEMENT (this “Agreement”) is entered into as of December 22, 2021 among THE HAIN CELESTIAL GROUP, INC., a Delaware corporation (the “Company”), the other parties identified as “Grantors” on the signature pages hereto and such other parties that may become Grantors hereunder after the date hereof (together with the Company, each individually a “Grantor”, and collectively, the “Grantors”) and BANK OF AMERICA, N.A., in its capacity as administrative agent (in such capacity, the “Administrative Agent”) for the Secured Parties.

RECITALS

WHEREAS, reference is made to (i) that certain Fourth Amended and Restated Credit Agreement, dated as of December 22, 2021 (as heretofore amended, supplemented, extended, restated or otherwise modified, the “Credit Agreement”) among the Company, certain other wholly-owned Subsidiaries of the Company party thereto from time to time, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”) and the Administrative Agent and (ii) the Security and Pledge Agreement, dated as of May 8, 2019 among the Company, certain other wholly-owned Subsidiaries of the Company party thereto from time to time and the Administrative Agent (the “Original Security and Pledge Agreement”); and

WHEREAS, the execution and delivery of this Agreement by the Grantors party hereto is required by the terms of the Credit Agreement.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

(a) Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement. With reference to this Agreement, unless otherwise specified herein: (i) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (ii) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (iii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iv) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (v) any definition of, or reference to, any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document, as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (vi) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns, (vii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (viii) all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, this Agreement, (ix) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (x) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form, (xi) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including”, (xii) Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Agreement and (xiii) where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

(b) The following terms shall have the meanings set forth in the UCC (defined below): Accession, Account, Account Debtor, Adverse Claim, Certificated Security, Chattel Paper, Commercial Tort Claim, Deposit Account, Document, Electronic Chattel Paper, Equipment, Financial Asset, Fixtures, General Intangible, Goods, Instrument, Inventory, Investment Company Security, Investment Property, Letter-of-Credit Right, Payment Intangible, Proceeds, Securities Account, Securities Intermediary, Security, Security Entitlement, Software, Supporting Obligation, and Tangible Chattel Paper.

(c) In addition, the following terms shall have the meanings set forth below:

“Assignment of Claims Act” means the Assignment of Claims Act of 1940 (41 U.S.C. Section 15, 31 U.S.C. Section 3737, and 31 U.S.C. Section 3727), including all amendments thereto and regulations promulgated thereunder.

“Collateral” has the meaning provided in Section 2.

“Control” means the manner in which “control” is achieved under the UCC with respect to any Collateral for which the UCC specifies a method of achieving “control.”

“Copyright License” means any agreement now or hereafter in existence, providing for the grant by, or to, any rights (including, without limitation, the grant of rights for a party to be designated as an author or owner and/or to enforce, defend, use, display, copy, manufacture, distribute, exploit and sell, make derivative works, and require joinder in suit and/or receive assistance from another party) covered in whole or in part by a Copyright.

“Copyrights” means, collectively, all of the following of any Grantor: (i) all copyrights, works protectable by copyright, copyright registrations and copyright applications anywhere in the world, (ii) all reissues, extensions and renewals of any of the foregoing, (iii) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past, present and future infringements or violations of any of the foregoing, (iv) the right to sue for past, present and future infringements, violations or misappropriations of any of the foregoing and (v) all rights corresponding to any of the foregoing throughout the world.

“Intellectual Property” means all rights, title and interests in or relating to intellectual property and industrial property arising under any Laws, including all Copyrights, Patents, Trademarks, Internet Domain Names, Trade Secrets, and IP Licenses.

“Internet Domain Name” means all right, title and interest arising under any Law in or relating to internet domain names.

“IP License” means all written contractual obligations granting any right, title and interest in or relating to any Intellectual Property.

“Issuer” means the issuer of any Pledged Equity.

“Notice of Grant of Security Interest in Copyrights” means a notice in the form of Exhibit B or other form acceptable to the Administrative Agent.

“Notice of Grant of Security Interest in Patents” means a notice in the form of Exhibit C or other form acceptable to the Administrative Agent.

“Notice of Grant of Security Interest in Trademarks” means a notice in the form of Exhibit D or other form acceptable to the Administrative Agent.

“Patent License” means any agreement, now or hereafter in existence, providing for the grant by, or to, any Grantor of any rights (including, without limitation, the right for a party to be designated as an owner and/or to enforce, defend, make, have made, make improvements, manufacture, use, sell, import, export, and require joinder in suit and/or receive assistance from another party) covered in whole or in part by a Patent.

“Patents” means collectively, all of the following of any Grantor: (i) all patents, all inventions and patent applications anywhere in the world, (ii) all improvements, counterparts, reissues, divisionals, re-examinations, extensions, continuations (in whole or in part) and renewals of any of the foregoing and improvements thereon, (iii) all income, royalties, damages or payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past, present or future infringements, violations or misappropriations of any of the foregoing, (iv) the right to sue for past, present and future infringements, violations or misappropriations of any of the foregoing and (v) all rights corresponding to any of the foregoing throughout the world.

“Pledged Equity” means, with respect to each Grantor, (a)(i) the shares of capital stock and other Equity Interests owned by such Grantor, including those listed opposite the name of such Grantor on Schedule 1 (in each case, detailing the Grantor, the Person whose Equity Interests are pledged, the number of shares of each class of Equity Interests, the certificate number and percentage ownership of outstanding shares of each class of Equity Interests and the class or nature of such Equity Interests (i.e., voting, non-voting, preferred, etc.)), (ii) any other Equity Interests obtained in the future by such Grantor; and (iii) the certificates (if any) representing all such Equity Interests; provided that the Pledged Equity shall not include any Excluded Assets (the Equity Interests excluded pursuant to this proviso being referred to as the “Excluded Equity Interests”).

“Stock Rights” means all dividends, instruments or other distributions and any other right or property which the Grantors shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Equity Interest constituting Collateral, any right to receive an Equity Interest and any right to receive earnings, in which the Grantors now have or hereafter acquire any right, issued by an issuer of such Equity Interest.

“Trade Secrets” means all right, title and interest arising under any Law in or relating to proprietary, confidential and/or non-public information, however documented, including but not limited to confidential ideas, know-how, concepts, methods, processes, formulae, reports, data, customer lists, mailing lists, business plans and all other trade secrets, in each case to the extent such information (i) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable through proper means by, another person who can obtain economic value from the disclosure or use of such information and (ii)_ has been subject to reasonable measures to keep such information secret.

“Trademark License” means any agreement, now or hereafter in existence, providing for the grant by, or to, any Grantor of any rights in (including, without limitation, the right for a party to be designated as an owner and/or to enforce, defend, use, mark, police, and require joinder in suit and/or receive assistance from another party) covered in whole, or in part, by a Trademark.

“Trademarks” means, collectively, all of the following of any Grantor: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other business identifiers having source-identifying function, whether registered or unregistered, all registrations and recordings thereof, and all applications in connection therewith (other than each United States application to register any trademark or service mark prior to the filing and acceptance under applicable Law of a verified statement of use for such trademark or service mark) anywhere in the world, (ii) all counterparts, extensions and renewals of any of the foregoing, (iii) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past, present or future infringements, violations, dilutions or misappropriations of any of the foregoing, (iv) the right to sue for past, present or future infringements, violations, dilutions or misappropriations of any of the foregoing and (v) all rights corresponding to any of the foregoing (including the goodwill) throughout the world.

“UCC” means the Uniform Commercial Code as in effect from time to time in the state of New York except as such term may be used in connection with the perfection of the Collateral and then the applicable jurisdiction with respect to such affected Collateral shall apply.

“USPTO” means the United States Patent and Trademark Office.

2. Grant of Security Interest in the Collateral. To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Obligations, each Grantor hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a continuing security interest in any and all right, title and interest of such Grantor in and to all of the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the “Collateral”): (a) all Accounts; (b) all cash, currency and Cash Equivalents; (c) all Chattel Paper (including Electronic Chattel Paper and Tangible Chattel Paper); (d) those certain Commercial Tort Claims set forth on Schedule 3; (e) all Deposit Accounts; (f) all Documents (other than title documents with respect to vehicles); (g) all Equipment; (h) all Fixtures; (i) all General Intangibles; (j) all Goods; (k) all Instruments; (l) all Intellectual Property; (m) all Inventory; (n) all Investment Property; (o) all Letter-of-Credit Rights; (p) all Payment Intangibles; (q) all Pledged Equity; (r) all Securities Accounts; (s) all Software; (t) all Supporting Obligations; (u) all books and records pertaining to the Collateral; and (v) all Accessions and all Proceeds (including Stock Rights) and products of any and all of the foregoing and all supporting obligations, collateral security and guarantees given by any Person with respect to any of the foregoing.

Notwithstanding anything to the contrary contained herein, the security interests granted under this Agreement shall not extend to Excluded Assets.

The Grantors and the Administrative Agent, on behalf of the Secured Parties, hereby acknowledge and agree that the security interest created hereby in the Collateral (a) constitutes continuing collateral security for all of the Obligations, whether now existing or hereafter arising and (b) is not to be construed as an assignment of any Intellectual Property.

3. Representations and Warranties. Each Grantor hereby represents and warrants to the Administrative Agent, for the benefit of the Secured Parties, that until such time as the earlier of (A) the Obligations under the Loan Documents have been paid in full and the Commitments have expired or been terminated and (B) the Maturity Date, that:

(a) Ownership. Each Grantor has good and valid rights in or the power to transfer the Collateral and title to the Collateral with respect to which it has purported to grant a Security Interest hereunder, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or as proposed to be conducted or to utilize such properties for their intended purposes, and has all requisite power and authority to grant to the Administrative Agent the security interest in the Collateral pursuant hereto. There exists no Adverse Claim with respect to the Pledged Equity of such Grantor (except for Permitted Liens).

(b) Security Interest/Priority. This Agreement creates a valid security interest in favor of the Administrative Agent, for the benefit of the Secured Parties, in the Collateral of such Grantor and, when properly perfected by filing a UCC-1 financing statement in the appropriate jurisdiction, shall constitute a valid and perfected security interest in such Collateral (including all uncertificated Pledged Equity consisting of partnership or limited liability company interests that do not constitute Securities), to the extent such security interest can be perfected by filing under the UCC, free and clear of all Liens except for Permitted Liens. The security interest created by this Agreement is and shall be prior to any other Lien on any of the Collateral, except as otherwise expressly permitted by Section 7.01 of the Credit Agreement. The taking possession by the Administrative Agent of the certificated securities (if any) evidencing the Pledged Equity and all other Instruments constituting Collateral will perfect and establish the first priority of the Administrative Agent’s security interest in all the Pledged Equity evidenced by such certificated securities and such Instruments.

(c) Authorization of Pledged Equity. All Pledged Equity (i) is duly authorized and validly issued, (ii) is fully paid and, to the extent applicable, nonassessable and is not subject to the preemptive rights of any Person, and (iii) is beneficially owned as of record by a Grantor.

(d) No Other Equity Interests, Instruments, Etc. As of the Closing Date, (i) no Grantor owns any certificated Equity Interests in any Subsidiary that are required to be pledged and delivered to the Administrative Agent hereunder except as set forth on Schedule 1, (ii) no Grantor holds any certificated securities or Instrument evidencing amount payable to such Grantor in excess of $5,000,000 individually other than as set forth on Schedule 2, and no Grantor holds any Letter of Credit rights with a value in excess of $5,000,000 individually except as set forth on Schedule 4. As of the Closing Date, subject to Section 6.17 of the Credit Agreement, all certificated securities and Instruments have been or will be delivered to the Administrative Agent to the extent required by the terms of this Agreement and the other Loan Documents.

(e) Partnership and Limited Liability Company Interests. As of the Closing Date, except as disclosed on Schedule 1, none of the Collateral consisting of an interest in a partnership or a limited liability company constitutes a Security governed by Article 8 of the UCC of the applicable jurisdiction.

(f) Consents; Etc. No approval, consent, exemption, authorization or other action by, notice to, or filing with, any Governmental Authority or any other Person (including, without limitation, any stockholder, member or creditor of such Grantor), is necessary or required for (i) the grant by such Grantor of the security interest in the Collateral granted hereby or for the execution, delivery or performance of this Agreement by such Grantor, (ii) the perfection of such security interest (to the extent such security interest can be perfected by filing under the UCC, the granting of control (to the extent required under Section 4(a)) or by filing an appropriate notice with the USPTO or the United States Copyright Office) or (iii) the exercise by the Administrative Agent or the Secured Parties of the rights and remedies provided for in this Agreement (including, without limitation, as against any Issuer), except for (A) the filing or recording of UCC financing statements or other filings under the Assignment of Claims Act, (B) the filing of appropriate notices with the USPTO and the United States

Copyright Office, (C) obtaining control to perfect the Liens created by this Agreement (to the extent required under Section 4(a)), (D) such actions as may be required by Laws affecting the offering and sale of securities, (E) such actions as may be required by applicable foreign Laws affecting the pledge of the Pledged Equity of Foreign Subsidiaries, and (F) consents, authorizations, filings or other actions which have been obtained or made.

(g) Commercial Tort Claims. As of the date hereof, no Grantor has any Commercial Tort Claims seeking damages in excess of $5,000,000 other than as set forth on Schedule 3.

(h) Copyrights, Patents and Trademarks. Except, in each case (other than clause vii below), as would not reasonably expected to have a Material Adverse Effect:

(i) All federally registered Intellectual Property of such Grantor that is reasonably necessary for the operation of its business is valid, subsisting, unexpired and enforceable in all material respects.

(ii) No holding, decision or judgment has been rendered by any Governmental Authority that would limit, cancel or question the validity of any Intellectual Property of any Grantor.

(iii) All applications pertaining to the federally registered Copyrights, Patents and Trademarks of each Grantor have been duly and properly filed in all material respects, and all registrations or letters pertaining to such Copyrights, Patents and Trademarks have been duly and properly filed and issued in all material respects.

(v) Each Grantor and each of its Subsidiaries, own, or possess the right to use, all of the Intellectual Property that is reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person.

(vi) No proceeding, claim or litigation regarding any of the foregoing is pending or, to the knowledge of such Grantor, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(vii) As of the Closing Date and as of the last date such Schedule was updated, set forth on Schedule 5, is a list of all federally registered United States Intellectual Property (including all applications for registration of Trademarks and Patents) owned by each of the Loan Parties (including the name/title, current owner, registration or application number).

4. Covenants. Each Grantor covenants that until such time as the earlier of (A) the Obligations under the Loan Documents have been paid in full and the Commitments have expired or been terminated and (B) the Maturity Date, such Grantor shall:

(a) Maintenance of Perfected Security Interest; Further Information.

(i) Each Grantor shall, at its own expense, take any and all commercially reasonable actions necessary to defend title to the Collateral against all Persons, except with respect to Collateral that such Grantor determines in its reasonable business judgment is no longer necessary or beneficial to the conduct of such Grantor’s business, and to defend the Security Interest of the Administrative Agent in the Collateral and the priority thereof against any Lien not permitted pursuant to Section 7.01 of the Credit Agreement, subject to the rights of such Grantor under Section 9.10 of the Credit Agreement and corresponding provisions of the Collateral Documents to obtain a release of the Liens created under the Collateral Documents.

(ii) Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Administrative Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and Taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith.

(b) Perfection through Possession and Control.

(i) If any amount in excess of $5,000,000 payable to any Grantor under or in connection with any of the Collateral shall be or become evidenced by certificated securities or Instrument, each Grantor shall deliver to the Administrative Agent promptly upon the receipt thereof by or on behalf of such Grantor, such certificated securities or Instrument, accompanied by undated note power duly executed in blank or other undated instruments of transfer duly executed in blank and reasonably satisfactory to the Administrative Agent and by such other instruments and documents as the Administrative Agent may reasonably request. Prior to delivery to the Administrative Agent, all such certificated securities or Instrument constituting Collateral shall be held in trust by such Grantor for the benefit of the Administrative Agent pursuant hereto.

(ii) Deliver to the Administrative Agent promptly upon the receipt thereof by or on behalf of such Grantor, all certificates and instruments constituting Pledged Equity. Prior to delivery to the Administrative Agent, all such certificates constituting Pledged Equity shall be held in trust by such Grantor for the benefit of the Administrative Agent pursuant hereto. All such certificates representing Pledged Equity shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, substantially in the form provided in Exhibit A or other form reasonably acceptable to the Administrative Agent.

(iii) If any Collateral shall consist of Letter-of-Credit Rights with respect to a Letter of Credit in excess of $5,000,000, execute and deliver to the Administrative Agent all control agreements, assignments, instruments or other documents as reasonably requested by the Administrative Agent for the purposes of obtaining and maintaining Control of such Collateral.

(c) Filing of Financing Statements, Notices, etc. Execute and deliver to the Administrative Agent and/or file such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents, as the Administrative Agent may reasonably request) and do all such other things as the Administrative Agent may reasonably request (i) to assure to the Administrative Agent its security interests hereunder, including (A) such instruments as the Administrative Agent may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the UCC, including, without limitation, financing statements (including continuation statements), (B) with regard to Copyrights, a Notice of Grant of Security Interest in Copyrights, (C) with regard to Patents, a Notice of Grant of Security Interest in Patents for filing with the USPTO and (D) with regard to Trademarks, a Notice of Grant of Security Interest in Trademarks for filing with the USPTO and (ii) to otherwise protect and assure the Administrative Agent of its rights and remedies hereunder.

(d) Commercial Tort Claims. At the request of the Administrative Agent, execute and deliver such statements, documents and notices and do and cause to be done all such things as may be reasonably required by the Administrative Agent, or required by Law to create, preserve, perfect and maintain the Administrative Agent’s security interest in any Commercial Tort Claims, seeking damages in excess of $5,000,000 individually, initiated by or in favor of such Grantor.

(e) Issuance or Acquisition of Equity Interests in Partnerships or Limited Liability Companies.

(i) Notify the Administrative Agent prior to or concurrently with the delivery of the next required Compliance Certificate of issuance or acquisition of any Pledged Equity constituting Equity Interests in any Material Subsidiary that is a limited liability company or a limited partnership constituting a Security governed by Article 8 of the UCC of the applicable jurisdiction and deliver such agreements, documents and instruments as the Administrative Agent may reasonably require.

(ii) If such Grantor shall become entitled to receive or shall receive (A) any Certificated Securities (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the ownership interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any Investment Property, or otherwise in respect thereof, or (B) any sums paid upon or in respect of any Investment Property upon the liquidation or dissolution of any Issuer, accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties, segregated from other funds of such Grantor, and promptly deliver the same to the Administrative Agent, on behalf of the Secured Parties, in accordance with the terms hereof.

(f) Intellectual Property.

(i) Except as permitted by the Credit Agreement, (A) not do any act, or omit to do any act, whereby any Copyright that constitutes Material Intellectual Property may become injected into the public domain; (B) notify the Administrative Agent prior to or concurrently with the delivery of the next required Compliance Certificate if it knows that any Copyright that constitutes Material Intellectual Property may become injected into the public domain or of any materially adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any court or tribunal in the United States or any other country) regarding such Grantor’s ownership of any such Copyright or its validity; (C) take all commercially reasonable steps as it shall deem appropriate under the circumstances, to maintain each registration of each Copyright that constitutes Material Intellectual Property owned by such Grantor; and (D) notify the Administrative Agent prior to or concurrently with the delivery of the next required Compliance Certificate of any material infringement, misappropriation, dilution or impairment of any material Copyright of such Grantor of which it becomes aware and take such actions as it shall reasonably deem appropriate in such Grantor’s reasonable good faith judgment under the circumstances to protect each Copyright that constitutes Material Intellectual Property, including, where appropriate, the bringing of suit for infringement, dilution or impairment or seeking injunctive relief and seeking to recover any and all damages for such infringement, misappropriation, dilution or impairment.

(ii) Not make any assignment or agreement in conflict with the security interest in the Copyrights of such Grantor hereunder (except as permitted by the Credit Agreement).

(iii) (A) Except as permitted by the Credit Agreement, continue to use each Trademark that constitutes Material Intellectual Property on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (B) maintain a reasonably consistent quality of products and services offered under such Trademark, (C) employ such Trademark with the appropriate notice of registration, if applicable, and (D) take commercially reasonable steps to not (and not knowingly permit any licensee or sublicensee thereof to) do any act or omit to do any act whereby any such Trademark may become invalidated.

(iv) Not do any act, or omit to do any act, whereby any Patent that constitutes Material Intellectual Property may become abandoned or dedicated to the public.

(v) Notify the Administrative Agent prior to or concurrently with the delivery of the next required Compliance Certificate if it knows that any application or registration relating to any Patent or Trademark constituting Material Intellectual Property, or other Material Intellectual Property may become abandoned or dedicated to the public, or of any materially adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the USPTO or any court or tribunal in any country) regarding such Grantor’s ownership of any Patent or Trademark constituting Material Intellectual Property or other Material Intellectual Property or its right to register the same or to keep and maintain the same.

(vi) Take all commercially reasonable steps, including, without limitation, in any proceeding before the USPTO, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of each Patent that constitutes Material Intellectual Property and Trademark that constitutes Material Intellectual Property, including, without limitation, as applicable, filing of applications for renewal, affidavits of use and affidavits of incontestability.

(vii) Notify the Administrative Agent prior to or concurrently with the delivery of the next required Compliance Certificate after it learns that any Patent that constitutes Material Intellectual Property or Trademark that constitutes Material Intellectual Property included in the Collateral is infringed, misappropriated, diluted or impaired by a third party and where appropriate under the circumstances in such Grantor’s good faith reasonable judgment, promptly sue for infringement, misappropriation, dilution or impairment, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation, dilution or impairment, or to take such other actions as it shall reasonably deem appropriate under the circumstances to protect such Patent or Trademark.

(viii) Not make any assignment or agreement in conflict with the security interest in the Patents or Trademarks, in each case, that constitute Material Intellectual Property of such Grantor hereunder (except as permitted by the Credit Agreement).

(ix) Hereby grants to the Administrative Agent a royalty free license to use such Grantor’s Collateral consisting of Intellectual Property solely in connection with the enforcement of the Administrative Agent’s rights hereunder in an Event of Default, and upon the occurrence and during the continuation of an Event of Default, after giving one Business Day’s notice to the Company, but only to the extent any license or agreement granting such Grantor rights in such Intellectual Property do not prohibit such use by the Administrative Agent, subject to reasonable and customary terms necessary to preserve the existence, validity and value of such Intellectual Property, including without limitation, provisions requiring the continuing confidential handling of trade secrets, requiring the use of appropriate notices and prohibiting the use of false notices, and protecting and maintaining the quality standards of the goods and services provided under the and provided that nothing in the foregoing license grant shall be construed as granting the Administrative Agent rights in and to such Intellectual Property above and beyond (x) the rights to such Intellectual Property that each Grantor has reserved for itself and (y) in the case of Intellectual Property that is licensed to any such Grantor by a third party, the extent to which such Grantor has the right to grant a sublicense to such Intellectual Property hereunder, and nothing in this Section (k) shall require a Grantor to grant any right or license that is prohibited by any rule of law, statute or regulation, or is prohibited by, or constitutes a breach or default under or results in the termination of any contract, license, agreement, instrument or other document evidencing, giving rise to or theretofore granted, with respect to such property or otherwise unreasonably prejudices the value thereof to the relevant Grantor. In the event the license set forth in this Section (k) is exercised with regard to any Trademarks, then the following shall apply: (i) all goodwill arising from any licensed or sublicensed use of any Trademark shall inure to the benefit of the Grantor; (ii) the licensed or sublicensed Trademarks shall only be used in association with goods or services of a quality and nature consistent with the quality and reputation with which such Trademarks were associated when used by Grantor immediately prior to the exercise of the license rights set forth herein; and (iii) at the Grantor’s request and expense, licensees and sublicensees shall provide reasonable cooperation in any effort by the Grantor to maintain the registration or otherwise secure the ongoing validity and effectiveness of such licensed Trademarks.

Notwithstanding the foregoing, such Grantor may, in its reasonable business judgment, fail to maintain, pursue, preserve or protect any Copyright, Patent or Trademark which is not material to its business or the businesses of the Company and its Subsidiaries, taken as a whole.

(g) Further Assurances.

(i) Promptly upon the reasonable request of the Administrative Agent and at the sole expense of the Grantors, duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, all applications, certificates, instruments, and all other documents the Administrative Agent may reasonably request and as may be required by law in connection with the obtaining of any consent, approval, registration, qualification, or authorization of any Person deemed necessary or appropriate for the effective exercise of any rights under this Agreement; provided that such Grantor shall not be required to take any action to perfect a security interest in Excluded Assets or is otherwise in contravention of the Credit Agreement.

(ii) From time to time upon the Administrative Agent’s reasonable request, promptly furnish such updates to the information disclosed pursuant to this Agreement and the Credit Agreement, including any schedules hereto or thereto, such that such updated information is true and correct as of the date so furnished; provided that so long as no Event of Default shall have occurred and be continuing, (x) such information or reports shall only be required to the extent they are reasonably available without undue burden to such Grantor and (y) the Grantors shall not be required to provide updated schedules more often than one time during any calendar year.

5. Authorization to File Financing Statements. Each Grantor hereby authorizes the Administrative Agent to prepare and file in any relevant jurisdiction such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments to perfect and maintain the security interests granted hereunder in accordance with the UCC, which such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of Collateral that describes such property in any other manner as the Administrative Agent reasonably determines is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted herein, including, without limitation, describing such property as “all assets, whether now owned or hereafter acquired” or “all personal property, whether now owned or hereafter acquired.”

6. Advances. Upon the occurrence of and during the continuance of an Event of Default and the Administrative Agent shall have provided the Grantors prior notice of its intent to exercise such rights, the Administrative Agent may, at its sole option and in its sole discretion, discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral and not permitted pursuant to Section 7.01 of the Credit Agreement, and may pay for the maintenance and preservation of the Collateral to the extent any Grantor fails to do so as required by the Credit Agreement, this Agreement or any other Loan Document and within a reasonable period of time after the Administrative Agent has requested that it do so. All such sums and amounts so expended shall be repayable by the Grantors on a joint and several basis promptly upon timely notice thereof and demand therefor, shall constitute additional Obligations and shall bear interest from the date said amounts are expended at the Default Rate. No such performance of any covenant or agreement by the Administrative Agent on behalf of any Grantor, and no such advance or expenditure therefor, shall relieve any Grantor from the performance of, or impose any obligation on the Administrative Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

7. Remedies.

(a) General Remedies. Upon the occurrence and during the continuance of an Event of Default after giving prior notice to the Company, the Administrative Agent on behalf of the Secured Parties shall have, in addition to the rights and remedies provided herein, in the Loan Documents, in any other documents relating to the Obligations, or by any applicable Law (including, but not limited to, levy of attachment, garnishment and the rights and remedies set forth in the UCC of the jurisdiction applicable to the affected Collateral), the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights and remedies are asserted and regardless of whether the UCC applies to the affected Collateral), and further, the Administrative Agent may, with or without judicial process or the aid and assistance of others, (i) enter on any premises on which any of the Collateral may be located and, without resistance or interference by the Grantors, take possession of the Collateral, (ii) dispose of any Collateral on any such premises, (iii) require the Grantors to assemble and make available to the Administrative Agent at the expense of the Grantors any Collateral at any place and time designated by the Administrative Agent which is reasonably convenient to both parties, (iv) remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof, (v) without demand and without advertisement, notice, hearing or process of law, all of which each of the Grantors hereby waives to the fullest extent permitted by Law, at any place and time or times, sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels any or all Collateral held by or for it at public or private sale (which in the case of a private sale of Pledged Equity, shall be to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof), at any exchange or broker’s board or elsewhere, by one or more contracts, in one or more parcels, for money, upon credit or otherwise, at such prices and upon such terms as the Administrative Agent deems advisable, in its sole discretion (subject to any and all mandatory legal requirements) and/or (vi) complete and tender each internet domain name transfer document in its own name, place and stead of the Grantor in order to effect the transfer of any internet domain name registration, either to the Administrative Agent or to another transferee, as the case may be and maintain, obtain access to, and continue to operate, in its own name or in the name, place and stead of such Grantor, such Grantor’s internet website and the contents thereof, and all related advertising, linking and technology licensing and other contractual relationships, in each case in connection with the maintenance, preservation, operation, sale or other disposition of the Collateral or for any other purpose permitted under the Loan Documents or by applicable Law. Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and, in the case of a sale of Pledged Equity, that the Administrative Agent shall have no obligation to delay sale of any such securities for the period of time necessary to permit the Issuer of such securities to register such securities for public sale under the Securities Act of 1933. The Administrative Agent or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by applicable Law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold. Neither the Administrative Agent’s compliance with applicable Law nor its disclaimer of warranties relating to the Collateral shall be considered to adversely affect the commercial reasonableness of any sale. To the extent the rights of notice cannot be legally waived hereunder, each Grantor agrees that any requirement of reasonable notice shall be met if such notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to the Company in accordance with the notice provisions of Section 10.02 of the Credit Agreement at least ten (10) days before the time of sale or other event giving rise to the requirement of such notice. Each Grantor further acknowledges and agrees that any offer to sell any Pledged Equity which has been (A) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such offer may be advertised without prior registration under the Securities Act of 1933), or (B) made privately in the manner described above shall be deemed to involve a “public sale” under the UCC, notwithstanding that such sale may not constitute a “public offering” under the Securities Act of 1933, and the Administrative Agent may, in such event, bid for the purchase of such securities. The Administrative Agent shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. To the extent permitted by applicable Law, any Secured Party may be a purchaser at any such sale. To the extent permitted by applicable Law, each of the Grantors hereby waives all of its rights of redemption with respect to any such sale. Subject to the provisions of applicable Law, the Administrative Agent may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by Law, be made at the time and place to which the sale was postponed, or the Administrative Agent may further postpone such sale by announcement made at such time and place. To the extent permitted by applicable Law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Secured Party arising out of the exercise by them of any rights hereunder except to the extent any such claims, damages or demands result solely from the gross negligence, willful misconduct or bad faith of the Administrative Agent or any other Secured Party as determined by a final non-appealable judgment of a court of competent jurisdiction, in each case against whom such claim is asserted. Each Grantor agrees that the internet shall constitute a “place” for purposes of Section 9-610(b) of the UCC and that any sale of Collateral to a licensor pursuant to the terms of a license agreement between such licensor and a Grantor is sufficient to constitute a commercially reasonable sale (including as to method, terms, manner, and time) within the meaning of Section 9-610 of the UCC.

(b) Remedies Relating to Accounts. Upon the occurrence and during the continuance of an Event of Default after giving prior notice to the Company, whether or not the Administrative Agent has exercised any or all of its rights and remedies hereunder, (A) each Grantor shall promptly upon request of the Administrative Agent, instruct all account debtors to remit all payments in respect of Accounts to a mailing location reasonably selected by the Administrative Agent and (B) the Administrative Agent shall have the right to enforce any Grantor’s rights against its customers and account debtors, and the Administrative Agent or its designee may notify any Grantor’s customers and account debtors that the Accounts of such Grantor have been assigned to the Administrative Agent or of the Administrative Agent’s security interest therein, and may (either in its own name or in the name of a Grantor or both) demand, collect (including without limitation by way of a lockbox arrangement), receive, take receipt for, sell, sue for, compound, settle, compromise and give acquittance for any and all amounts due or to become due on any Account, and, in the Administrative Agent’s discretion, file any claim or take any other action or proceeding to protect and realize upon the security interest of the Secured Parties in the Accounts.

(c) Pledged Equity. Upon the occurrence and during the continuation of an Event of Default after giving prior notice to the Company, the Administrative Agent shall have the right to receive any and all cash dividends, payments or distributions made in respect of any Pledged Equity or other Proceeds paid in respect of any Pledged Equity, and any or all of any Pledged Equity may, at the option of the Administrative Agent, be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (i) all voting, corporate and other rights pertaining to such Pledged Equity at any meeting of shareholders, partners or members of the relevant Issuers or otherwise and (ii) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Equity as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Equity upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate, partnership or limited liability company structure of any Issuer or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Pledged Equity, and in connection therewith, the right to deposit and deliver any and all of the Pledged Equity with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it; but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and the Administrative Agent and the other Secured Parties shall not be responsible for any failure to do so or delay in so doing. In furtherance thereof, each Grantor hereby authorizes and instructs each Issuer with respect to any Collateral consisting of Pledged Equity to (A) comply with any instruction received by it from the Administrative Agent in writing that (1) states that an Event of Default has occurred and is continuing and (2) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying following receipt of such notice and prior to notice that such Event of Default is no longer continuing, and (B) except as otherwise expressly permitted hereby, pay any dividends, distributions or other payments with respect to any Pledged Equity directly to the Administrative Agent. Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to this Section 7, each Grantor shall be permitted to receive all cash dividends, payments or other distributions made in respect of any Pledged Equity, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and other corporate, company and partnership rights with respect to any Pledged Equity to the extent not inconsistent with the terms of this Agreement and the other Loan Documents.

(d) Nonexclusive Nature of Remedies. Failure by the Administrative Agent or the Secured Parties to exercise any right, remedy or option under this Agreement, any other Loan Document, any other document relating to the Obligations, or as provided by Law, or any delay by the Administrative Agent or the Secured Parties in exercising the same, shall not operate as a waiver of any such right, remedy or option. No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of the Administrative Agent or the Secured Parties shall only be granted as provided herein. To the extent permitted by Law, neither the Administrative Agent, the Secured Parties, nor any party acting as attorney for the Administrative Agent or the Secured Parties, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence, willful misconduct or bad faith hereunder as determined by a final non-appealable judgment of a court of competent jurisdiction. The rights and remedies of the Administrative Agent and the Secured Parties under this Agreement shall be cumulative and not exclusive of any other right or remedy which the Administrative Agent or the Secured Parties may have.

(e) Retention of Collateral. In addition to the rights and remedies hereunder, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, in compliance with Sections 9-620 and 9-621 of the UCC or otherwise complying with the requirements of applicable Law of the relevant jurisdiction, accept or retain the Collateral in satisfaction of the Obligations. Unless and until the Administrative Agent shall have provided such notices, however, the Administrative Agent shall not be deemed to have retained any Collateral in satisfaction of any Obligations for any reason.

(f) Waiver; Deficiency. Each Grantor hereby waives, to the extent permitted by applicable Laws, all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable Laws in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Administrative Agent or the Secured Parties are legally entitled, the Grantors shall be jointly and severally liable for the deficiency, together with interest thereon at the Default Rate, together with the costs of collection and the fees, charges and disbursements of counsel. Any surplus remaining after the full payment and satisfaction of the Obligations shall be returned to the Grantors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

8. Rights of the Administrative Agent.

(a) Power of Attorney. In addition to other powers of attorney contained herein, each Grantor hereby designates and appoints the Administrative Agent, on behalf of the Secured Parties, and each of its designees or agents, as attorney-in-fact of such Grantor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuance of an Event of Default, after giving prior notice to the Company, in each case solely as may be necessary or advisable as determined by the Administrative Agent at its sole discretion to protect, preserve and realize upon its security interest in the collateral:

(i) to demand, collect, settle, compromise, adjust, give discharges and releases, all as the Administrative Agent may reasonably determine;

(ii) to commence and prosecute any actions at any court for the purposes of collecting any Collateral and enforcing any other right in respect thereof;

(iii) to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as the Administrative Agent may deem reasonably appropriate;

(iv) to receive, open and dispose of mail addressed to a Grantor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to the Collateral of such Grantor on behalf of and in the name of such Grantor, or securing, or relating to such Collateral;

(v) to sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services which have given rise thereto, as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes;

(vi) to adjust and settle claims under any insurance policy relating thereto;

(vii) to execute and deliver all assignments, conveyances, statements, financing statements, continuation financing statements, security agreements, affidavits, notices and other agreements, instruments and documents that the Administrative Agent may determine necessary in order to perfect and maintain the security interests and liens granted in this Agreement and in order to fully consummate all of the transactions contemplated herein;

(viii) to institute any foreclosure proceedings that the Administrative Agent may deem appropriate;

(ix) to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Collateral;

(x) to exchange any of the Pledged Equity or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the Issuer thereof and, in connection therewith, deposit any of the Pledged Equity with any committee, depository, transfer agent, registrar or other designated agency upon such terms as the Administrative Agent may reasonably deem appropriate;

(xi) to vote for a shareholder resolution, or to sign an instrument in writing, sanctioning the transfer of any or all of the Pledged Equity into the name of the Administrative Agent or one or more of the Secured Parties or into the name of any transferee to whom the Pledged Equity or any part thereof may be sold pursuant to Section 7;

(xii) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral;

(xiii) to direct any parties liable for any payment in connection with any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct;

(xiv) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral;

(xv) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the security interests created hereby in such Intellectual Property and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby; and

(xvi) do and perform all such other acts and things as the Administrative Agent may reasonably deem to be necessary, proper or convenient to accomplish the purposes of the Loan Documents.

This power of attorney is a power coupled with an interest and shall be irrevocable until such time as the earlier of (A) the Obligations under the Loan Documents have been paid in full and the Commitments have expired or been terminated and (B) the Maturity Date. The Administrative Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Administrative Agent in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Administrative Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence, willful misconduct or bad faith as determined by a final non-appealable judgment of a court of competent jurisdiction. This power of attorney is conferred on the Administrative Agent solely to protect, preserve and realize upon its security interest in the Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party to exercise any such powers.

(b) Assignment by the Administrative Agent. The Administrative Agent may from time to time assign the Obligations to a successor Administrative Agent appointed in accordance with the Credit Agreement, and such successor shall be entitled to all of the rights and remedies of the Administrative Agent under this Agreement in relation thereto.

(c) The Administrative Agent’s Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Administrative Agent hereunder, the Administrative Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Grantors shall be responsible for preservation of all rights in the Collateral, and the Administrative Agent shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Grantors. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Administrative Agent shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral. In the event of a public or private sale of Collateral pursuant to Section 7, the Administrative Agent shall have no responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, or (ii) taking any steps to clean, repair or otherwise prepare the Collateral for sale.

(d) Liability with Respect to Accounts. Anything herein to the contrary notwithstanding, each of the Grantors shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account. Neither the Administrative Agent nor any Secured Party shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Secured Party of any payment relating to such Account pursuant hereto, nor shall the Administrative Agent or any Secured Party be obligated in any manner to perform any of the obligations of a Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(e) Voting and Payment Rights in Respect of the Pledged Equity.

(i) Unless and until an Event of Default shall have occurred and is continuing and the Administrative Agent shall have notified the Grantors that their rights under this clause (e) are being suspended, each Grantor may (A) exercise any and all voting and other consensual rights pertaining to the Pledged Equity of such Grantor or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement and (B) receive and retain any and all dividends, principal or interest paid in respect of the Pledged Equity to the extent they are allowed under the Credit Agreement provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests in the issuer of any Pledged Equity or received in exchange for Pledged Equity or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Equity and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Administrative Agent and the other Secured Parties and shall be forthwith delivered to the Administrative Agent in the same form as so received (with any necessary endorsements, stock or note powers and other instruments of transfer reasonably requested by the Administrative Agent); and

(ii) Upon the occurrence and during the continuation of an Event of Default, after giving notice to the Company (which notice may be contemporaneous and may be sent via electronic mail and will be deemed received by a Grantor when so sent), (A) all rights of a Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to clause (i)(A) above shall cease and all such rights shall thereupon become vested in the Administrative Agent which shall then have the sole right to exercise such voting and other consensual rights, (B) all rights of an Grantor to receive the dividends, principal and interest payments which it would otherwise be authorized to receive and retain pursuant to clause (i)(B) above shall cease and all such rights shall thereupon be vested in the Administrative Agent which shall then have the sole right to receive and hold as Collateral such dividends, principal and interest payments, and (C) all dividends, principal and interest payments which are received by a Grantor contrary to the provisions of clause (ii)(B) above shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of such Grantor, and shall be forthwith paid over to the Administrative Agent as Collateral in the exact form received, to be held by the Administrative Agent as Collateral and as further collateral security for the Obligations.

(f) Releases of Collateral and Guaranty.

(i) The Security Interest and all other security interests granted hereby shall also terminate and be released at the time or times and in the manner set forth in Section 9.10 of the Credit Agreement. A Subsidiary Guarantor shall also be released from its obligations under this Agreement at the time or times and in the manner set forth in Section 9.10 of the Credit Agreement.

(ii) In connection with any termination or release pursuant to paragraph (a) or (b) of this Section, the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents by the Administrative Agent pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.

9. Application of Proceeds. After the exercise of remedies provided for in Section 8.03 of the Credit Agreement (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in Section 8.03 of the Credit Agreement) any payments in respect of the Obligations and any proceeds of the Collateral, when received by the Administrative Agent or any Secured Party in cash or Cash Equivalents will be applied in reduction of the Obligations in the order set forth in the Credit Agreement.

10. Continuing Agreement.

(a) This Agreement shall remain in full force and effect until the termination of the Aggregate Commitments and payment in full of all Obligations (other than (i) contingent indemnification obligations and (ii) obligations and liabilities under Secured Ancillary Agreements as to which arrangements satisfactory to the applicable Secured Ancillary Lender have been made), at which time this Agreement shall be automatically terminated (other than obligations under this Agreement which expressly survive such termination) and the Administrative Agent shall, upon the request and at the expense of the Grantors, forthwith release all of its liens and security interests hereunder and shall execute and deliver all UCC termination statements and/or other documents reasonably requested by the Grantors evidencing such termination.

(b) This Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Secured Party as a preference, fraudulent conveyance or otherwise under any Debtor Relief Law, all as though such payment had not been made; provided that in the event payment of all or any part of the Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by the Administrative Agent or any Secured Party in defending and enforcing such reinstatement shall be deemed to be included as a part of the Obligations.

11. Amendments; Waivers; Modifications, etc. This Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 10.01 of the Credit Agreement; provided that the Administrative Agent may, without the consent of any Secured Party, consent to a departure by any Grantor from any covenant of such Grantor set forth herein to the extent such departure is consistent with the authority of the Administrative Agent set forth in the definition of the term “Collateral and Guarantee Requirement” in the Credit Agreement.

12. Successors in Interest. This Agreement shall be binding upon each Grantor, its successors and assigns and shall inure, together with the rights and remedies of the Administrative Agent and the Secured Parties hereunder, to the benefit of the Administrative Agent and the Secured Parties and their successors and permitted assigns.

13. Notices. All notices required or permitted to be given under this Agreement shall be in conformance with Section 10.02 of the Credit Agreement; provided that notices and communications to the Grantors shall be directed to the Grantors, at the address of the Company set forth in Schedule 10.02 of the Credit Agreement.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Delivery of an executed counterpart of a signature page of this Agreement by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

15. Headings. The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

16. Governing Law; Submission to Jurisdiction; Venue; WAIVER OF JURY TRIAL. The terms of Sections 10.14 and 10.15 of the Credit Agreement with respect to governing law, submission to jurisdiction, venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

17. Severability. If any provision of this Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

18. Entirety. This Agreement, the other Loan Documents and the other documents relating to the Obligations represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Loan Documents, any other documents relating to the Obligations, or the transactions contemplated herein and therein.

19. [Reserved].

20. Joinder. At any time after the date of this Agreement, one or more additional Persons may become party hereto by executing and delivering to the Administrative Agent a Supplement to Security Agreement in the form of Exhibit E or such other form acceptable to the Administrative Agent. Immediately upon such execution and delivery of such Joinder Agreement (and without any further action), each such additional Person will become a party to this Agreement as an “Grantor” and have all of the rights and obligations of a Grantor hereunder and this Agreement and the schedules hereto shall be deemed amended by such Joinder Agreement.

21. Consent of Issuers of Pledged Equity. Any Loan Party that is an Issuer hereby acknowledges, consents and agrees to the grant of the security interests in such Pledged Equity by the applicable Grantors pursuant to this Agreement, together with all rights accompanying such security interest as provided by this Agreement and applicable Law, notwithstanding any anti-assignment provisions in any operating agreement, limited partnership agreement or similar organizational or governance documents of such Issuer.

22. Joint and Several Obligations of Grantors.

(a) Each of the Grantors is accepting joint and several liability hereunder in consideration of the financial accommodations to be provided by the Secured Parties under the Credit Agreement, for the mutual benefit, directly and indirectly, of each of the Grantors and in consideration of the undertakings of each of the Grantors to accept joint and several liability for the obligations of each of them.

(b) Each of the Grantors jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a primary obligor, joint and several liability with the other Grantors with respect to the payment and performance of all of the Obligations, it being the intention of the parties hereto that (i) all the Obligations shall be the joint and several obligations of each of the Grantors without preferences or distinction among them and (ii) a separate action may be brought against each Grantor to enforce this Agreement whether or not the Company, any other Grantor or any other person or entity is joined as a party.

(c) Notwithstanding any provision to the contrary contained herein, in any other of the Loan Documents, to the extent the obligations of a Grantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Grantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, Debtor Relief Laws).

23. Marshaling. The Administrative Agent shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Administrative Agent’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

24. Injunctive Relief.

(a) Each Grantor recognizes that, in the event such Grantor fails to perform, observe or discharge any of its obligations or liabilities under this Agreement or any other Loan Document, any remedy of law may prove to be inadequate relief to the Administrative Agent and the other Secured Parties. Therefore, each Grantor agrees that the Administrative Agent and the other Secured Parties, at the option of the Administrative Agent and the other Secured Parties, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

(b) The Administrative Agent, the other Secured Parties and each Grantor hereby agree that no such Person shall have a remedy of punitive or exemplary damages against any other party to a Loan Document and each such Person hereby waives any right or claim to punitive or exemplary damages that they may now have or may arise in the future in connection with any dispute under this Agreement or any other Loan Document, whether such dispute is resolved through arbitration or judicially.

25. Secured Parties. Each Secured Party that is not a party to the Credit Agreement who obtains the benefit of this Agreement shall be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of the Credit Agreement, and with respect to the actions and omissions of the Administrative Agent hereunder or otherwise relating hereto that do or may affect such Secured Party, the Administrative Agent and each of its Affiliates shall be entitled to all of the rights, benefits and immunities conferred under Article IX of the Credit Agreement.

26. Amendment and Restatement. This Agreement is an amendment and restatement of, and not a novation or extinguishment of, the Original Security and Pledge Agreement or any liens or security interests created thereby. As of the date hereof, each Grantor acknowledges and agrees that the Liens, security interests and collateral assignments created and granted by any Grantor party under the Original Security and Pledge Agreement that encumbers the Collateral shall continue to exist and remain valid and subsisting, shall not be impaired, extinguished or released hereby, shall remain in full force and effect, hereby ratified, renewed, brought forward, extended and rearranged as security for the Obligations and shall be governed by this Agreement. All references to the Original Security and Pledge Agreement in any Loan Document (other than this Agreement) or other document or instrument delivered in connection therewith shall be deemed to refer to this Agreement and the provisions hereof.

[SIGNATURE PAGES FOLLOW]

Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

GRANTORS:	THE HAIN CELESTIAL GROUP, INC.

	By:	/s/ Javier H. Idrovo
Name: Javier H. Idrovo
Title: Executive Vice President and Chief Financial Officer

AVALON HOLDING CORPORATION
AVALON NATURAL PRODUCTS, INC.
HAIN REFRIGERATED FOODS INC.
HAIN-YVES, INC.
HAIN CANADA HOLDINGS, LLC
HCGI HOLDINGS, LLC
HCGI INTERNATIONAL HOLDINGS, LLC.

By:	/s/ Javier H. Idrovo
Name: Javier H. Idrovo
Title: Treasurer

Accepted and agreed to as of the date first above written.

BANK OF AMERICA, N.A., as Administrative Agent

By: /s/ Ronaldo Naval

Name: Ronaldo Naval

Title: Vice President